UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 19, 2007
(Date of earliest event reported)

Inland Retail Real Estate Trust, Inc.

(Exact name of registrant as specified in the charter)

Maryland	000-30413	6-42466553
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -             Registrant’s Business and Operations

Item 1.01               Entry into a Material Definitive Agreement.

At its January 19, 2007 meeting, the Board of Directors of Inland Retail Real Estate Trust, Inc. (the “Company”) determined to pay cash bonuses for 2006 to Barry L. Lazarus (the Company’s President and Chief Executive Officer), James W. Kleifges (the Company’s Chief Financial Officer), John DiGiovanni (the Company’s Senior Vice President of Development), JoAnn Armenta (President of Management Companies), Jeffrey Boehning (the Company’s Vice President—Asset Management), Andrew Viola (the Company’s Vice President—Associate General Counsel), Randy Josepher (the Company’s Vice President—Construction) and William Jones (the Company’s Senior Vice President—Development) and certain other senior employees, in the amounts set forth on Exhibit 99.1 hereto, which Exhibit 99.1 is incorporated into this filing in its entirety.  These cash bonuses are in lieu of any incentive cash bonuses, long-term restricted stock and options to purchase common stock that would have been payable under the Company’s 2006 Senior and Executive Officer Incentive Plan, which was described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 16, 2006.

Section 5 -             Corporate Governance and Management

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of

                Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure under Section 1, Item 1.01 above with respect to the Company’s principal executive officer, principal financial officer, and other named executive officers is incorporated by reference in its entirety into this Section 5, Item 5.02.

Section 9.01 -       Financial Statements and Exhibits

Item 9.01(d)          Financial Statements and Exhibits.

Exhibit No.	Description

99.1	2006 Cash Bonuses for Senior Employees

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Barry L. Lazarus
Name:	Barry L. Lazarus
Title:	Chief Executive Officer and President
Date:	January 26, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	2006 Cash Bonuses for Senior Employees